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                                                                     EXHIBIT 4.1

                               ARADIGM CORPORATION

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made as of December 17, 2004, by and among ARADIGM CORPORATION, a California corporation (the "COMPANY") with its principal office at 3929 Point Eden Way, Hayward, California 94545, and the persons listed on the Schedule of Purchasers attached hereto as EXHIBIT A (the "PURCHASERS").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of the Common Shares and the Warrants (each as defined herein);

         WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the SEC (as defined herein) under the Securities Act (as defined herein);

         WHEREAS, at the Closing, the Company desires to sell, and each Purchaser desires to purchase, the Shares and the Warrants, upon the terms and conditions stated in this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

              AUTHORIZATION AND SALE OF COMMON SHARES AND WARRANTS

         1.1 AUTHORIZATION. The Company has authorized (a) the sale and issuance of up to ten million (10,000,000) shares of its Common Stock (the "COMMON SHARES") and (b) the sale and issuance of warrants, in the form attached hereto as EXHIBIT B (the "WARRANTS"), to purchase up to two million five hundred thousand (2,500,000) shares of the Company's Common Stock (the "COMMON STOCK") pursuant to this Agreement.

         1.2 SALE OF COMMON SHARES AND WARRANTS. At the Closing (as defined herein), subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company:

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                  (A) Common Shares in the amount and at the purchase price set forth opposite such Purchaser's name on EXHIBIT A; and

                  (B) Warrants to purchase shares of the Common Stock in the amount set forth opposite such Purchaser's name on EXHIBIT A at an exercise price equal to $2.10 per share of Common Stock (the "WARRANT PRICE"). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES." The Common Shares and the Warrant Shares are collectively referred to herein as the "SHARES." The Shares and the Warrants are collectively referred to herein as the "SECURITIES."

                                   ARTICLE 2

                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, the closing of the purchase and sale of the Common Shares and Warrants hereunder (the "CLOSING") shall be held at the offices of Cooley Godward LLP ("COOLEY GODWARD"), One Maritime Plaza, 20th Floor, San Francisco, California 94111, at 10:00 a.m. California time on Wednesday, December 22, 2004 or at such other time and place upon which the Company and the Purchasers purchasing the majority of the Common Shares shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

         2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a duly executed Warrant and a certificate representing the number of Common Shares to be purchased by such Purchaser, registered in the Purchaser's name as shown on EXHIBIT A. Such delivery shall be against payment of the purchase price therefor by wire transfer of immediately available funds to the Company in accordance with the Company's written wiring instructions.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Disclosure Schedule delivered by the Company to the Purchasers herewith, the Company represents and warrants to the
Purchasers:

         3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing as a domestic corporation under the laws of said state.

         3.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite legal and corporate power and has taken all requisite

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corporate action to execute and deliver this Agreement, to sell and issue the
Common Shares and Warrants, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants, and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Warrants, the Warrants will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof, the issuance, sale and delivery of the Common Shares and the Warrants by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Articles of Incorporation (the "ARTICLES") or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

         3.3 ISSUANCE AND DELIVERY OF THE SHARES. When issued in compliance with the provisions of this Agreement and the Articles, the Common Shares will be validly issued, fully paid and nonassessable. Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Common Shares and the Warrants is not subject to preemptive or any other similar rights of the shareholders of the Company or any liens or encumbrances.

         3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. Each report or proxy statement delivered to the Purchasers is a true and complete copy of such document as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments or to the extent that such unaudited statements do not include footnotes).

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         3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which the Common Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of the Registration Statement (as defined herein) and all amendments thereto with the SEC as contemplated by Section 7.2 of this Agreement and (c) the filing of the Nasdaq National Market Notification Form with the Nasdaq National Market.

         3.6 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein or in the SEC Documents, since September 30, 2004, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

         3.7 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of (a) one hundred fifty million (150,000,000) shares of Common Stock, no par value, of which, as of December 16, 2004, sixty-three million nine hundred sixty-two thousand three hundred thirty-five (63,962,335) shares were outstanding, and (b) five million (5,000,000) shares of Preferred Stock, no par value, one million five hundred thousand (1,500,000) shares of which are designated Series A Junior Participating Preferred Stock, none of which shares is currently outstanding, and two million fifty thousand (2,050,000) of which are designated Series A Convertible Preferred Stock, of which, as of December 16, 2004, one million five hundred thousand six hundred twenty-six (1,544,626) shares are outstanding. Except as described on Schedule 3.7 of the Disclosure Schedule, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement.

         3.8 LITIGATION. Except as disclosed in the SEC Documents, there are no actions, suits proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company's properties or assets or the business of the Company as currently conducted or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.

         3.9 ELIGIBILITY TO USE FORM S-3. The Company is eligible to use Form S-3 for the registration of its securities under the Securities Act which are offered in transactions involving secondary offerings.

         3.10 COMPANY NOT AN "INVESTMENT COMPANY." The Company has been advised of the rules and requirements

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under the Investment Company Act of 1940, as amended (the "Investment Company
Act"). The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

         3.11 NASDAQ COMPLIANCE. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. National Market (the "NASDAQ NATIONAL MARKET"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.

         3.12 USE OF PROCEEDS. The proceeds of the sale of the Common Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

         3.13 BROKERS AND FINDERS. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than SG Cowen & Co., LLC as lead agent and Punk Ziegel as co-agent.

         3.14 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

         3.15 NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

         3.16 PRIVATE PLACEMENT. The offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

         3.17 INTELLECTUAL PROPERTY.

                  (A) "INTELLECTUAL PROPERTY" shall mean patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes.

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                  (B) Except as disclosed in the SEC Documents and to the
knowledge of the Company, the Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's business as currently conducted or as currently proposed to be conducted with respect to products currently in clinical trials, free and clear of all material liens and encumbrances.

                  (C) Except as disclosed in the SEC Documents, the conduct of the Company's business as currently conducted does not infringe or otherwise conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed by the Company to a third party, and, to the knowledge of the Company, the Intellectual Property and confidential information of the Company are not being Infringed by any third party.

                  (D) Each employee, consultant and contractor of the Company who has had access to confidential information of the Company that is necessary for the conduct of Company's business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof.

         3.18 QUESTIONABLE PAYMENTS. Neither the Company nor, to the knowledge of the Company, any of its current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

         3.19 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the SEC Documents and as contemplated pursuant to this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

         3.20 DISCLOSURE. Except as disclosed on Schedule 3.20 of the Disclosure Schedule, the information contained in the Exchange Act Documents as of the date hereof and as of the Closing Date, did not and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes herein, "Exchange Act Documents" are the documents filed by the Company under the Exchange Act, since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K.

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                                   ARTICLE 4

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         Each Purchaser hereby severally represents and warrants to the Company:

         4.1 AUTHORIZATION. Purchaser represents and warrants to the Company that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and
(ii) as limited by equitable principles generally.

         4.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares and Warrants.

         4.3 INVESTMENT INTENT. Purchaser is purchasing the Common Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7. Purchaser understands that its acquisition of the Common Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as EXHIBIT C for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser, in connection with its decision to purchase the Common Shares and the Warrants, has relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

         4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the

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Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

         4.5 DISPOSITIONS. Purchaser will not, prior to the earlier of the effectiveness of the Registration Statement (as defined below) or the Effectiveness Deadline Date (as defined below), if then prohibited by law or regulation: (a) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "DISPOSITION") the Securities; or (b) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Purchaser or any person or entity. In addition, Purchaser agrees that for so long as it owns any Shares, it will not enter into any short sale of Shares executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Shares, shares that the Purchaser is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser.

         4.6 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Common Shares and the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares and the Warrants.

         4.7 CONFIDENTIALITY. Purchaser will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder or (b) this Agreement is terminated; provided, however, that the foregoing provision of this Section 4.7 shall not apply if the Company does not issue a press release concerning the Agreement and the placement of the Securities hereunder within one (1) day of the date hereof.

         4.8 RESIDENCY. Purchaser's principal executive offices are in the jurisdiction set forth immediately below Purchaser's name on the Schedule of Purchasers attached hereto as EXHIBIT A.

         4.9 GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the Warrants.

         4.10 LEGEND. Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

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                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

         If Rule 144(k) is available to a Purchaser, the Company shall, upon a Purchaser's written request and delivery of appropriate documents reasonably requested by the Company, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided Rule 144(k) is available with respect to such Warrant Shares.

         4.11 FOREIGN INVESTORS. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Common Shares and the Warrants or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Common Shares and the Warrants, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Purchaser's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser's jurisdiction.

                                   ARTICLE 5

                 CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS

         Each Purchaser's obligation to purchase the Common Shares and the Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Article 3 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Article 3 hereof not qualified as to

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materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 CERTIFICATES. The Company shall have delivered to the Purchasers duly executed certificates for the Common Shares and the Warrants (in such denominations as set forth opposite each Purchaser's name on EXHIBIT A).

         5.4 LEGAL OPINION. The Purchasers shall have received on the Closing Date an opinion of Cooley Godward, counsel for the Company, dated the Closing Date, to the effect as set forth in EXHIBIT D.

         5.5 LISTING. The Company shall have complied with all requirements with respect to the listing of the Shares on the Nasdaq National Market, except for such requirements not required until after the issuance of the Shares, such requirements to be complied with promptly after Closing.

         5.6 OFFICER'S CERTIFICATE. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2.

         5.7 JUDGMENTS. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

         5.8 SECRETARY'S CERTIFICATE. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Securities, certifying the current versions of the Articles and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

         5.9 STOP ORDERS No stop order or suspension of trading shall have been imposed by the Nasdaq National Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

         5.10 MINIMUM AND MAXIMUM INVESTMENT. The Company shall receive a minimum of $10,000,000 of aggregate purchase price and a maximum of $15,000,000 of aggregate purchase price in connection with the Closing.

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                                    ARTICLE 6

                  CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

         The Company's obligation to sell and issue the Common Shares and the Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

         6.1 RECEIPT OF PAYMENT. The Purchasers shall have delivered payment of the purchase price to the Company for the Common Shares and the Warrants being issued hereunder.

         6.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchasers in Article 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Purchasers in Article 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

         6.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.4 DELIVERY OF PURCHASER QUESTIONNAIRE. The Company shall have received from each Purchaser a fully completed Purchaser Questionnaire in the form attached hereto as EXHIBIT C prior to the Closing for the Company's use in preparing the Registration Statement pursuant to Article 7 below.

                                   ARTICLE 7

                                    COVENANTS

         7.1 DEFINITIONS. For the purpose of this Article 7:

                  (A) the term "REGISTRATION STATEMENT" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

                  (B) the term "REGISTRABLE SHARES" shall mean all of the Common Shares and the Warrant Shares.

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         7.2 REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

                  (A) use its best efforts to file a Registration Statement with the SEC within thirty (30) days following the Closing Date to register the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) or on such other form which is appropriate to register such Registrable Shares for resale from time to time by the Purchasers;

                  (B) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause any such Registration Statement filed pursuant to Section 7.2(a) above to become effective as promptly after filing of such Registration Statement as practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") that is ninety (90) days following the Closing Date; provided, however, that in the event that a Registration Statement is reviewed by the SEC, then the Effectiveness Deadline Date shall mean, with respect to any Registration Statement, the date that is one hundred twenty (120) days following the Closing Date;

                  (C) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 7.6 below, subject to the Company's right to suspend pursuant to Section 7.5;

                  (D) furnish to each Purchaser (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

                  (E) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                  (F) advise each Purchaser promptly:

                           (I) of the effectiveness of the Registration
Statement or any post-effective amendments thereto;

                           (II) of any request by the SEC for amendments to the
Registration Statement or amendments to the prospectus or for additional information relating thereto;

                           (III) of the issuance by the SEC of any stop order
suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                           (IV) of the existence of any fact and the happening
of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

                  (G) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed;

                  (H) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states; and

                  (I) otherwise use commercially reasonable efforts to make available to its security holders no later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 7.2(i), "Availability Date" means the 45th day following the end of the fourth fiscal quarter after the fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

         7.3 DELAY IN EFFECTIVENESS. If the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline Date, then for each thirty (30) day period following the Effectiveness Deadline Date, until but excluding the date the Registration Statement is declared effective, the Company shall, for such period, pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to one and one-half percent (1.5%) of the purchase price of the Common Shares purchased by such Purchaser hereunder, for such period (or prorated for any partial period); and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs. The parties hereto agree that the liquidated damages provided for in this Section 7.3 constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof.

         7.4 INDEMNIFICATION.

                  (A) The Company agrees to indemnify and hold harmless each Purchaser, the partners, members, officers and directors of each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser, partner, member, officer, director or controlling person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, "LOSS") arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser, partner, member, officer, director or controlling person specifically for use in preparation of the Registration Statement or any breach of this Agreement by such Purchaser; and provided further, however, that the Company shall not be liable to any Purchaser of Registrable Shares (or any partner, member, officer, director or controlling person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i)(A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Share to the person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchaser's covenant contained in Section 7.5 of this Agreement.

                  (B) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by such Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this
Section 7.4(b) be greater in amount than the dollar amount of the proceeds (net of the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

                  (C) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

                  (D) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the "ADVANCE INDEMNIFICATION PAYMENT") to the indemnified party. In the event that the indemnified party's actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party's actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

                  (E) If the indemnification provided for in this Section 7.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds (net of the amount of any damages such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such indemnifying party upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation..

         7.5 PROSPECTUS DELIVERY. Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares without complying with
Section 8.3. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided that such suspension periods shall in no event exceed thirty (30) days in any twelve (12) month period and that, in the good faith judgment of the Company's Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its shareholders; provided further, that the Company may suspend the use of the prospectus forming a part of the Registration Statement to the extent necessary to file any post-effective amendment to the Registration Statement in order to amend the table of selling stockholders within the Registration Statement to reflect transfers of the Securities pursuant to Sections 8.3(a) and 8.3(b).

         7.6 TERMINATION OF OBLIGATIONS. The obligations of the Company pursuant to Section 7.2 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold, (b) such time as all of the Registrable Shares may be resold in a three-month period pursuant to Rule 144, or (c) the third anniversary of the Closing Date.

         7.7 REPORTING REQUIREMENTS.

                  (A) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

                           (I) make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act;

                           (II) file with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (III) so long as any of the Purchasers own
Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

         7.8 BLUE SKY. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Securities.

                                   ARTICLE 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;

                         COMPLIANCE WITH SECURITIES ACT

         8.1 RESTRICTIONS ON TRANSFERABILITY. The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

         8.2 INSTRUCTION SHEET. Each certificate representing Registrable Shares shall bear the Instruction Sheet attached hereto as EXHIBIT E (in addition to any legends required under applicable securities laws).

         8.3 TRANSFER OF SECURITIES.

                  (A) Each Purchaser hereby covenants with the Company not to make any sale of the Securities except:

                           (I) in accordance with the Registration Statement, in
which case Purchaser covenants to comply with the requirement of delivering a current prospectus; or

                           (II) in accordance with Rule 144, in which case
Purchaser covenants to comply with Rule 144; or

                           (III) (A) If the transferee has agreed in writing to
be bound by the terms of this Agreement, (B) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (C) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                  (B) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Purchaser that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company or (iv) an individual transferring to the Purchaser's family member or trust for the benefit of an individual Purchaser; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

                  (C) Purchaser further acknowledges and agrees that, if a Purchaser is selling the Securities using the prospectus forming a part of the Registration Statement, such Securities are not transferable on the books of the Company unless the certificate evidencing such Securities is submitted to the Company's transfer agent and a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as EXHIBIT F is submitted to Cooley Godward.

         8.4 PURCHASER INFORMATION. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser's "Plan of Distribution."

                                   ARTICLE 9

                                  MISCELLANEOUS

         9.1 TERMINATION.

                  (A) This Agreement may be terminated and the sale and purchase of the Common Shares and the Warrants abandoned at any time prior to the Closing, by written notice of any individual Purchaser if the Closing has not occurred within five (5) business days of the date hereof (other than as a result of the failure on the part of the party giving such notice of termination to perform its covenants and obligations under this Agreement in all material respects); provided, however, that the abandonment of the sale and purchase of the Common Shares and the Warrants shall be applicable only to such Purchaser providing such written notice.

                  (B) If this Agreement is terminated pursuant to this Section
9.1 all further obligations of the parties shall terminate; provided, however, that (i) no party shall be relieved of any liability arising from any breach by such party of any provision of this Agreement and (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in this Article 9.

         9.2 WAIVERS AND AMENDMENTS. With the exception of Article 7 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Article 7 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Registrable Shares then outstanding and held by Purchasers, the terms of this Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Registrable Shares.

         9.3 BROKER'S FEE. Each Purchaser acknowledges that the Company intends to pay a fee in respect of the sale of the Securities to SG Cowen & Co., LLC as lead agent and Punk Ziegel as co-agent. Each of the parties to this Agreement represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of Securities to the Purchasers.

         9.4 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

         9.5 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

         9.6 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Upon a permitted transfer of a Purchaser's Securities on the books of the Company in accordance with the terms of Sections 8.3(a)(iii) or 8.3(b), the Purchaser may assign this Agreement to the permitted transferee upon prior written notice to the Company. Except as set forth in the previous sentence, no Purchaser shall assign this Agreement without the prior written consent of the Company.

         9.7 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

         9.8 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on EXHIBIT A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

         9.9 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.11 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         9.12 EXPENSES. The Company shall bear the expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel. The Company agrees to reimburse counsels for the Purchasers for their reasonable fees and expenses (in an amount not to exceed twenty-five thousand dollars ($25,000) in the aggregate) incurred by them with respect to this Agreement and the transactions contemplated hereby.

         9.13 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

         9.14 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward, has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby: (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement.

         The foregoing agreement is hereby executed as of the date first above written.

                                 ARADIGM CORPORATION, a California corporation

                                 By: /S/ V. BRYAN LAWLIS
                                     ---------------------------------------
                                 V. Bryan Lawlis, Chief Executive Officer


                                 PURCHASERS:

                                 URSUS CAPITAL, LP

                                 By: /S/ EVAN STURZA
                                     ---------------------------------------
                                 Evan Sturza, General Partner


                                 URSUS OFFSHORE LTD.

                                 By: /S/ EVAN STURZA
                                     ---------------------------------------
                                 Evan Sturza, Managing Director


                                 CATALYTIX, LDC

                                 By: /S/ KEN SORENSEN, PH.D.
                                     ---------------------------------------
                                 Ken Sorensen, Ph. D., Director


                                 CATALYTIX LIFE SCIENCE HEDGE

                                 By: /S/ KEN SORENSEN, PH.D.
                                     ---------------------------------------
                                 Ken Sorensen, Ph. D., Director


                                 SF CAPITAL PARTNERS LTD.

                                 By: /S/ BRIAN H. DAVIDSON
                                     ---------------------------------------
                                 Brian H. Davidson, Authorized Signatory


                                 PROMED PARTNERS II, L.P.

                                 By: /S/ BARRY KUROKAWA
                                     ---------------------------------------
                                 Barry Kurokawa, Managing Director


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                 PROMED PARTNERS, L.P.

                                 By: /S/ BARRY KUROKAWA
                                     ---------------------------------------
                                 Barry Kurokawa, Managing Director

                                 PROMED OFFSHORE FUND II, LTD.

                                 By: /S/ BARRY KUROKAWA
                                     ---------------------------------------
                                 Barry Kurokawa, Managing Director

                                 PROMED OFFSHORE FUND, LTD.

                                 By: /S/ BARRY KUROKAWA
                                     ---------------------------------------
                                 Barry Kurokawa, Managing Director


                                 SILVERBACK LIFE SCIENCES MASTER LIMITED

                                 By: /S/ ANDREW B. CHACOS
                                     ---------------------------------------
                                 Andrew B. Chacos, COO
                                 Silverback Asset Mgmt. LLC
                                 Investment Manager


                                 PENN FOOTWEAR CO.

                                 By: /S/ JEFF DAVIDOWITZ
                                     ---------------------------------------
                                 Jeff Davidowitz, President


                                 CASTLE CREEK HEALTHCARE PARTNERS LLC

                                 By: /S/ THOMAS A. FREI
                                     ---------------------------------------
                                 Thomas A. Frei
                                 Managing Director of the Investment Manager


                                 CC LIFESCIENCE LTD.

                                 By: /S/ NATHAN FISCHEL, MD, CFA
                                     ---------------------------------------
                                 Nathan Fischel, MD, CFA
                                 Managing Member of the Investment Manager


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                 BAYSTAR CAPITAL II LP

                                 By: /S/ STEVEN LAMAR
                                     ---------------------------------------
                                 Steven Lamar, Managing Partner
                                 Baystar Management LLC, its General Partner


                                 BVF INVESTMENTS, LLC

                                 By: /S/ MARK N. LAMPERT
                                     ---------------------------------------
                                 Mark N. Lampert, President
                                 BVF Inc., General Partner of BVF
                                 Partners L.P., its Manager


                                 BIOTECHNOLOGY VALUE FUND, L.P.

                                 By: /S/ MARK N. LAMPERT
                                     ---------------------------------------
                                 Mark N. Lampert, President


                                 BIOTECHNOLOGY VALUE FUND, L.P.

                                 By: /S/ MARK N. LAMPERT
                                     ---------------------------------------
                                 Mark N. Lampert, President


                                 INVESTMENT 10, LLC

                                 By: /S/ MARK N. LAMPERT
                                     ---------------------------------------
                                 Mark N. Lampert, President


                                 STRAUS PARTNERS, LP

                                 By: /S/ MELVILLE STRAUS
                                     ---------------------------------------
                                 Melville Straus, Managing Principal


                                 STRAUS GEPT PARTNERS, LP

                                 By: /S/ MELVILLE STRAUS
                                     ---------------------------------------
                                 Melville Straus, Managing Principal


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                 UBS O'CONNOR LLC F/B/O O'CONNOR PIPES
                                 CORPORATE STRATEGIES MASTER LIMITED

                                 By: /S/ GEORGE LOCASTO
                                     ---------------------------------------
                                 George Locasto, Managing Director


                                 CAPITAL VENTURES INTERNATIONAL

                                 By: /S/ MARTIN KOBINGER
                                     ---------------------------------------
                                 Martin Kobinger, Investment Manager
                                 Heights Capital Management, Inc.,
                                 its authorized signatory


                                 WALKER SMITH INTERNATIONAL FUND, LTD.

                                 By: /S/ REID S. WALKER
                                     ---------------------------------------
                                 Reid S. Walker, Member, WS Capital, L.L.C.,
                                 General Partner of WS Capital Management, L.P., as agent and attorney-in-fact


                                 WALKER SMITH CAPITAL (QP), L.P.

                                 By: /S/ REID S. WALKER
                                     ---------------------------------------
                                 Reid S. Walker, Member, WS Capital, L.L.C.,
                                 General Partner of WS Capital Management, L.P., its General Partner


                                 WALKER SMITH CAPITAL, L.P.

                                 By: /S/ REID S. WALKER
                                     ---------------------------------------
                                 Reid S. Walker, Member, WS Capital, L.L.C.,
                                 General Partner of WS Capital Management, L.P., its General Partner


                                 WS OPPORTUNITY FUND INTERNATIONAL, LTD.

                                 By: /S/ PATRICK S. WALKER
                                     ---------------------------------------
                                 Patrick S. Walker, Member,
                                 WSV Management, L.L.C., General Partner of
                                 WS Ventures Management, L.P.,
                                 as agent and attorney-in-fact


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                 WS OPPORTUNITY FUND (QP), L.P.

                                 By: /S/ PATRICK S. WALKER
                                     ---------------------------------------
                                 Patrick S. Walker, Member,
                                 WSV Management, L.L.C., General Partner of
                                 WS Ventures Management, L.P.,
                                 its General Partner


                                 WS OPPORTUNITY FUND, L.P.

                                 By: /S/ PATRICK S. WALKER
                                     ---------------------------------------
                                 Patrick S. Walker, Member,
                                 WSV Management, L.L.C., General Partner of
                                 WS Ventures Management, L.P.,
                                 its General Partner


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

PURCHASER              PURCHASE PRICE           COMMON SHARES          WARRANTS
TOTAL                  $12,500,092.50             8,333,395            2,083,347

                                    EXHIBIT B

                                 FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               ARADIGM CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                                                               DECEMBER 22, 2004

                          VOID AFTER DECEMBER 22, 2008

         THIS CERTIFIES THAT, for value received, ((M_1)), or assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Aradigm Corporation, a California corporation, with its principal office at 3929 Point Eden Way, Hayward, CA 94545 (the "Company") up to ((M_2)) (((M_3))) shares of the Common Stock of the Company (the "Common Stock").

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                  (A) "Exercise Period" shall mean the period commencing with the date hereof and ending four (4) years from the date hereof, unless sooner terminated as provided below.

                  (B) "Exercise Price" shall mean $2.10 per share, subject to adjustment pursuant to Section 5 below.

                  (C) "Exercise Shares" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

         2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                  (A) An executed Notice of Exercise in the form attached hereto;

                  (B) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

                  (C) This Warrant.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

         The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary, after the Effectiveness Deadline Date (as defined in Section 7.2(b) of the Securities Purchase Agreement dated December 17, 2004, (the "Purchase Agreement") by and among the Company and the persons listed on the Schedule of Purchasers attach thereto as Exhibit A), if (i) the Registration Statement (as defined in the Purchase Agreement) has not been declared effective until such time as the Registration Statement is declared effective or at any time a Registration Statement is no longer effective and (ii) the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                                 -----
                                   A

         Where    X =     the number of shares of Common Stock to be issued to
                          the Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                  B = Exercise Price (as adjusted to the date of such calculation)

         For purposes of the above calculation, the "fair market value" of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the Nasdaq National Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holders if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, "Bloomberg") for the ten (10) consecutive trading days immediately preceding such date, or (ii) if the Nasdaq National Market is not the principal trading market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

         3. COVENANTS OF THE COMPANY.

         3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

         3.3 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         4. REPRESENTATIONS OF HOLDER.

         4.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

         4.2 SECURITIES ARE NOT REGISTERED.

                  (A) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention except as set forth in Article 7 of the Purchase Agreement.

                  (B) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company will register the Exercise Shares pursuant to the provisions of Section 7 of the Purchase Agreement.

                  (C) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

         4.3 DISPOSITION OF WARRANT AND EXERCISE SHARES.

                  (A) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                           (I) The Company shall have received a letter secured
by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                           (II) There is then in effect a registration statement
under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                           (III) The Holder shall have notified the Company of
the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

                  (B) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:
        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
         ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         5. ADJUSTMENT OF EXERCISE PRICE AND SHARES.

                  (A) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

                  (B) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                           (I) Common Stock or any shares of stock or other
securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in section 5(a) above),

                           (II) any cash paid or payable otherwise than as a
cash dividend or

                           (III) Common Stock or additional stock or other
securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 5(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

         6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

         7. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

         9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at:

                                     ((M_4))

or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

         11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of December 22, 2004.

                                ARADIGM CORPORATION

                                By:
                                   -----------------------------------------
                                Name:      Thomas C. Chesterman
                                Title:     Senior Vice President and
                                           Chief Financial Officer
                                Address:   3929 Point Eden Way
                                           Hayward, CA  94545

                               NOTICE OF EXERCISE

TO: ARADIGM CORPORATION

         (1) [ ] The undersigned hereby elects to purchase ________ shares of the Common Stock of ARADIGM CORPORATION (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  [ ] The undersigned hereby elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

                            ------------------------
                                     (Name)


                            ------------------------

                            ------------------------
                                    (Address)

         (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, other than as contemplated by Article 7 of the Securities Purchase Agreement dated as of December 17, 2004 by and among the Company and the purchasers named therein (the "Purchase Agreement"); (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered (except to the extent a registration statement pursuant to and as contemplated by Article 7 of the Purchase Agreement is effective) under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available;
(v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and
(vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

------------------------                        -------------------------------
(Date)                                          (Signature)

                                                -------------------------------
                                                (Print name)

                                 ASSIGNMENT FORM

                           (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
        ------------------------------------------------------------------------
                                 (Please Print)

Address:
        ------------------------------------------------------------------------
                                 (Please Print)

Dated:  __________, 20__
Holder's
Signature:
           -----------------------------------------
Holder's
Address:
           -----------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    EXHIBIT C

                         INSTRUCTION SHEET FOR PURCHASER
                   (TO BE READ IN CONJUNCTION WITH THE ENTIRE
                         SECURITIES PURCHASE AGREEMENT)

A.       Complete the following items in the Securities Purchase Agreement:

         1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

         2.       EXHIBIT C-1 - Stock Certificate Questionnaire:

                  Provide the information requested by the Stock Certificate Questionnaire.

         3.       EXHIBIT C-2 - Registration Statement Questionnaire:

                  Provide the information requested by the Registration Statement Questionnaire.

         4.       EXHIBIT C-3 - Purchaser Certificate:

                  Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

         5.       Return the signed Securities Purchase Agreement to:

                           Peter H. Werner, Esq.
                           Cooley Godward LLP
                           One Maritime Plaza, 20th Floor
                           San Francisco, California 94111

B. Instructions regarding the transfer of funds for the purchase of Securities will be telecopied to the Purchaser at a later date.

C. Upon the resale of the Registrable Shares by the Purchaser after the Registration Statement covering the Registrable Shares is effective, as described in the Securities Purchase Agreement, the Purchaser:

         (I) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

         (II) must send a letter in the form of EXHIBIT F to the Securities Purchase Agreement to the Company so that the Registrable Shares may be properly transferred.

                                   EXHIBIT C-1

                               ARADIGM CORPORATION
                         STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1.       The exact name that the Securities are to be
         registered in (this is the name that will
         appear on the stock certificate(s)). You may
         use a nominee name if appropriate:            _________________________

2.       The relationship between the Purchaser of
         the Securities and the Registered Holder
         listed in response to item 1 above:           _________________________

3.       The mailing address of the Registered Holder
         listed in response to item 1 above:           _________________________

4.       The Tax Identification Number of the
         Registered Holder listed in response to item
         1 above:                                      _________________________


                                     C-1-1

                                   EXHIBIT C-2

                               ARADIGM CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

A.       GENERAL INFORMATION

         1. Please state your organization's name exactly as it should appear in the Registration Statement:_________________________________


         2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

                                 [ ] Yes [ ] No

         If yes, please indicate the nature of any such relationships below:

B.       SECURITIES HOLDINGS

         Please fill in all blanks in the following questions related to your BENEFICIAL OWNERSHIP of the Company's capital stock. Generally, the term "BENEFICIAL OWNERSHIP" refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities. For example, securities held in "street name" over which you exercise voting or investment power would be considered BENEFICIALLY OWNED by you. Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your IMMEDIATE FAMILY is a beneficiary. Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

         PLEASE NOTE: IF YOU HAVE ANY REASON TO BELIEVE THAT ANY INTEREST IN SECURITIES OF THE COMPANY WHICH YOU MAY HAVE, HOWEVER REMOTE, IS A BENEFICIAL INTEREST, PLEASE DESCRIBE SUCH INTEREST. FOR PURPOSES OF RESPONDING TO THIS QUESTIONNAIRE, IT IS PREFERABLE TO ERR ON THE SIDE OF INCLUSION RATHER THAN EXCLUSION. WHERE THE SEC'S INTERPRETATION OF BENEFICIAL OWNERSHIP WOULD REQUIRE DISCLOSURE OF YOUR INTEREST OR POSSIBLE INTEREST IN CERTAIN SECURITIES OF THE COMPANY, AND YOU BELIEVE THAT YOU DO NOT ACTUALLY POSSESS THE ATTRIBUTES OF BENEFICIAL OWNERSHIP, AN APPROPRIATE RESPONSE IS TO DISCLOSE THE INTEREST AND AT THE SAME TIME DISCLAIM BENEFICIAL OWNERSHIP OF THE SECURITIES.

                                     C-2-1

         1. As of DECEMBER 15, 2004, I owned outright (including shares registered in my name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in "street name" for my account), the following number of shares of the Company's capital stock:
_________________.

         2. In addition to the number of shares I own outright as indicated by my answer to question B(1), as of DECEMBER 15, 2004, I had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, over the following number of shares of the Company's capital stock: _________________.

         If the answer to this question B(2) was not "zero," please complete the following: with whom shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:


        SHARED VOTING POWER:

            NUMBER OF SHARES        WITH WHOM SHARED     NATURE OF RELATIONSHIP
            ----------------        ----------------     ----------------------


        SHARED INVESTMENT POWER:

            NUMBER OF SHARES        WITH WHOM SHARED     NATURE OF RELATIONSHIP
            ----------------        ----------------     ----------------------

         As of FEBRUARY 13, 2005, I will have the right to acquire ________ shares of the Company's capital stock pursuant to outstanding stock options issued under the Company's stock option plans and ______ shares pursuant to the exercise of outstanding warrants (none, indicated by "0" above).

                              OPTIONS AND WARRANTS

                    CLASS                                   NUMBER OF SHARES
                    -----                                   ----------------


                                     C-2-2

         (4) Please identify the natural person or persons who have voting and/or investment control over the Company's securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities. For example, if you are a general partnership, please identify the general partners in the partnership.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     C-2-3

C.       NASD QUESTIONS

         1. Are you (i) a "member"(1) of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) an "affiliate"(2) of a member of the NASD,
(iii) a "person associated with a member" or an "associated person of a member"3 of the NASD or (iv) an immediate family member(4) of any of the foregoing persons? IF YES, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; IF NO, please proceed directly to Question Number 3.

                               Yes _____ No _____

Description:


--------------------------

(1) NASD defines a "member" as any broker or dealer admitted to membership in the NASD, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.

(2) The term "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified. Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives. The following should apply for purposes of the foregoing:

         (i) a person should be presumed to control a Member if the person beneficially owns 10 percent or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a Member which is a partnership;

         (ii) a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10 percent or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a person which is a partnership;

         (iii) a person should be presumed to be under common control with a Member if:

                  (1) the same person controls both the Member and another person by beneficially owning 10 percent or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a Member or person which is a partnership; or

                  (2) a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.

(3) The NASD defines a "person associated with a member" or an "associated person of a member" as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

(4) Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the NASD or any other broker/dealer.

                                      C-2-4

         2. If you answered "yes" to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the public offering, including the details of such participation:

Description:

         3. Are you or have you been an "underwriter or related person"5 or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering? If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).

                         Yes _____ No _____

Description:

         4. If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the NASD, affiliate of a member of the NASD, person associated with a member or associated person of a member of the NASD or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or shareholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).

Description:

         5. Have you purchased the securities in the ordinary course of business?

                         Yes _____ No _____
______________________

(5) The term "underwriter or related person" includes underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.

                                      C-2-5

The answers to the foregoing questions are correctly stated to the best of my information and belief. I shall advise Peter Werner at (415) 693-2172, the Company's outside counsel, promptly of any changes in the foregoing information.

                      __________________________________________________________
                      (Print name of Selling Security Holder)

                      __________________________________________________________
                      (Signature)

                      By: __________________________________________
                      (Name and title of signatory, if stockholder is an entity)

                      __________________________________________________________
                      (Date)


                                      C-2-6

                                   EXHIBIT C-3

                               ARADIGM CORPORATION
                      CERTIFICATE FOR INDIVIDUAL PURCHASERS

         If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

                                   CERTIFICATE

         I certify that the representations and responses below are true and accurate:

         In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

         _____ (1) A natural person whose net worth(1), either individually or jointly with such person's spouse exceeds $1,000,000;

         _____ (2) A natural person who had an income(2) in excess of $200,000, or joint income with the person's spouse in excess of $300,000, in 2002 and 2003, and reasonably expects to have individual income reaching the same level in 2004;

         _____ (3) An executive officer or director of the Company.

Date: _______________________       _________________________________________
                                    Name(s) of Purchaser

                                    _________________________________________
                                    Signature

                                    _________________________________________
                                    Signature


-------------------------
(1) For purposes of this Certificate, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

(2) For purposes of this Certificate, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

                                     C-3-2

                                   EXHIBIT C-3

                               ARADIGM CORPORATION
                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION, AND JOINT PURCHASERS

         If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                   CERTIFICATE

         The undersigned certifies that the representations and responses below are true and accurate:

         (A) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

         (B) Indicate the form of entity of the undersigned:

                  [ ] Limited Partnership

                  [ ] General Partnership

                  [ ] Corporation

                  [ ] Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

                      ---------------------------------------------------------
                      ---------------------------------------------------------
                      ---------------------------------------------------------
                      ---------------------------------------------------------
                      (Continue on a separate piece of paper, if necessary.)

                  [ ] Other Type of Trust (indicate type of trust and, for
                      trusts other than pension trusts, name the grantors and beneficiaries:

                      ---------------------------------------------------------
                      ---------------------------------------------------------
                      ---------------------------------------------------------
                      ---------------------------------------------------------
                      (Continue on a separate piece of paper, if necessary.)

                  [ ] Other form of organization (indicate form of organization
                      (_________________).

                                     C-3-3

         (C) Indicate the approximate date the undersigned entity was formed: .

         (D) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

                  _______ (1) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

                  _______ (2) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

                  _______ (3) An insurance company as defined in Section 2(13) of the Securities Act;

                  _______ (4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

                  _______ (5) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

                  _______ (6) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

                  _______ (7) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  _______ (8) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  _______ (9) An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

                  _______ (10) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

                                     C-3-4

                  _______ (11) An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         (Continue on a separate piece of paper, if necessary.)

Dated: ___________________________

__________________________________
Name of investor

__________________________________
Signature and title of authorized
officer, partner or trustee

                                     C-3-5

                                    EXHIBIT D

                           OPINION OF COMPANY COUNSEL

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

2. The Company has the requisite corporate power to enter into and perform its obligations under the Transaction Documents. The Company has the requisite corporate power to own its properties and assets and to conduct its business as, to the best of our knowledge, it is currently being conducted, and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

3. The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Section 7.4 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Common Shares and the Warrants have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Common Shares and the Warrants will be duly authorized and validly issued and the Common Shares will be fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance, and upon issuance and delivery upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

5. The execution and delivery of the Transaction Documents by the Company and the offer, issuance and sale of the Common Shares and the Warrants pursuant to the Agreement do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

6. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the issuance of the Common Shares and the Warrants have been made or obtained, except (a) for the filing of the "Notification Form: Change in Number of Shares Outstanding" with the Nasdaq National Market, (b) for the filing of the notice to be filed under California Corporations Code Section 25102.1(d), (c) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (d) other Blue Sky filings.

7. The offer and sale of the Common Shares and the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

                                    EXHIBIT E

                               ARADIGM CORPORATION

IMPORTANT - DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:

(1) THE SHARES ARE RESOLD PURSUANT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. [________________]), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER HAS DELIVERED TO THE PURCHASER OF THE SHARES A CURRENT PROSPECTUS AND HAS PROVIDED TO THE COMPANY OR TO THE TRANSFER AGENT FOR THE COMPANY'S STOCK A PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE; OR

(2) THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.

                    DO NOT REMOVE THIS INSTRUCTION SHEET FROM
                         THE ATTACHED SHARE CERTIFICATE
                            EXCEPT IN ACCORDANCE WITH
                        THE INSTRUCTIONS SET FORTH ABOVE.

                                    EXHIBIT F

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

TO: COOLEY GODWARD LLP

ATTENTION: RON METZGER

The undersigned, the selling securityholder or an officer of, or other duly authorized person, hereby certifies that _____________________________________
                                      [FILL IN NAME OF SELLING SECURITYHOLDER]
represents that it has sold shares of the Common Stock of Aradigm Corporation and that such shares were sold on _________________ either (i) in accordance
                                         [DATE]
with the registration statement on Form S-3 with file number [____________], in which case the selling securityholder certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("RULE 144"), in which case the selling securityholder certifies that it has complied with the requirements of Rule 144.

Print or type:


      NUMBER OF SHARES SOLD (if sold on
      multiple dates, please provide a
      breakdown by date):                       ________________________________

      NAME OF SELLING SECURITYHOLDER:           ________________________________

      NAME OF INDIVIDUAL REPRESENTING SELLING
      SECURITYHOLDER (if an institution):       ________________________________

      TITLE OF INDIVIDUAL REPRESENTING SELLING
      SECURITYHOLDER (if an institution):       ________________________________

Signature by:

      SELLING SECURITYHOLDER OR INDIVIDUAL
      REPRESENTATIVE:                           ________________________________


                                      F-1